EXHIBIT 10.15

                                                        GROWTHEXPERTS GROUP INC.
                                      (formerly known as GrowthExperts.com Inc.)






                                                            Financial Statements


                                          Years ended December 31, 2000 and 1999

                                                        GROWTHEXPERTS GROUP INC.
                                      (formerly known as GrowthExperts.com Inc.)



                                                                        Contents


          Report of Independent Certified Public Accountants............     1

          Financial Statements

            Balance Sheets..............................................     2

            Statements of Operations....................................     3

            Statement of Changes in Stockholders' Deficit...............     4

            Statements of Cash Flows....................................     5

            Notes to Financial Statements...............................6 - 16

Report of Independent Certified Public Accountants


To the Board of Directors and Stockholders of GrowthExperts Group Inc.
(formerly known as GrowthExperts.com Inc.)

We have audited the accompanying balance sheets of GrowthExperts Group Inc. ("the Company") as of December 31, 2000 and 1999 and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in aFll material respects, the financial position of GrowthExperts Group Inc. at December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the financial statements, the Company has not generated operating revenues sufficient to cover operating expenses, has an accumulated deficit of $3,031,888 and has a working capital deficit of $865,205. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 12 to the financial statements, the Company closed an amalgamation with ASPi Europe, Inc. on July 9, 2001. In connection therewith, ASPi Europe, Inc. raised $425,500 in gross proceeds, all of which has been utilized by the Company.


/s/ BDO Seidman, LLP
BDO Seidman, LLP
June 15, 2001

                                                        GROWTHEXPERTS GROUP INC.
                                      (formerly known as GrowthExperts.com Inc.)


                                                                  Balance Sheets


December 31,                                                               2000               1999
-------------------------------------------------------------------------------------------------------
ASSETS
Current Assets
   Cash and cash equivalents                                       $        2,437       $     85,306
   Accounts receivable, net                                               300,978             11,970
   GST receivable                                                         158,837              7,048
   Due from related parties                                                13,918             16,860
   Prepaid expenses                                                         9,126              8,487
-------------------------------------------------------------------------------------------------------
Total Current Assets                                                      485,296            129,671

Furniture and equipment, net                                            1,502,317                  -
-------------------------------------------------------------------------------------------------------
Total Assets                                                       $    1,987,613       $    129,671
-------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities
   Checks in excess of funds                                       $        5,826       $          -
   Accounts payable                                                       692,889             53,342
   Due to related parties                                                   1,403             19,861
   Accrued payroll                                                        116,390             16,833
   Current portion of equipment financing                                 533,993                  -
   Notes payable                                                                -             10,393
   Convertible notes payable- related parties                                   -             31,179
-------------------------------------------------------------------------------------------------------
Total Current Liabilities                                               1,350,501            131,608

Equipment financing, net of current portion                             1,051,345                  -
-------------------------------------------------------------------------------------------------------
Total Liabilities                                                       2,401,846            131,608
-------------------------------------------------------------------------------------------------------
Stockholders' Deficit
   Common stock, no par value; 50,000,000 shares authorized,
     1,447,893 and 1,276,024 issued and outstanding                       458,009            242,859
   Paid-in capital - stock options                                      2,197,100             71,095
   Accumulated deficit                                                 (3,031,888)          (320,305)
   Cumulative foreign currency translation adjustment                     (37,454)             4,414
-------------------------------------------------------------------------------------------------------
Total Stockholders' Deficit                                              (414,233)            (1,937)
-------------------------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Deficit                        $    1,987,613       $    129,671
-------------------------------------------------------------------------------------------------------



                 See accompanying notes to financial statements.

                                                        GROWTHEXPERTS GROUP INC.
                                      (formerly known as GrowthExperts.com Inc.)

                                                        Statements of Operations
                                                    and Comprehensive Operations



Year ended December 31,                                                 2000                1999
---------------------------------------------------------------------------------------------------
NET REVENUES                                                       $  3,155,679          $   55,337
---------------------------------------------------------------------------------------------------
OPERATING EXPENSES
  Cost of services                                                    2,865,190             163,895
  Selling, general and administrative                                 2,761,090             208,114
  Depreciation                                                          191,989                   -
---------------------------------------------------------------------------------------------------
  Total operating expenses                                            5,818,269             372,009
---------------------------------------------------------------------------------------------------
Operating loss                                                       (2,662,590)           (316,672)

OTHER EXPENSES
  Interest expense                                                       48,993               2,610
---------------------------------------------------------------------------------------------------
Net loss                                                           $ (2,711,583)         $ (319,282)
---------------------------------------------------------------------------------------------------
Net loss                                                           $ (2,711,583)         $ (319,282)

Foreign currency translation adjustment                                 (41,868)              4,414
---------------------------------------------------------------------------------------------------
Comprehensive loss                                                 $ (2,753,451)         $ (314,868)
---------------------------------------------------------------------------------------------------
Net loss per share - basic and diluted                             $      (1.97)         $    (0.34)
---------------------------------------------------------------------------------------------------
Weighted average number of shares of common stock
  outstanding                                                         1,373,533             945,114
---------------------------------------------------------------------------------------------------


                 See accompanying notes to financial statements

                                                        GROWTHEXPERTS GROUP INC.
                                      (formerly known as GrowthExperts.com Inc.)
                                              Statement of Stockholders' Deficit


                                                                                                       Cumulative
                                                 Common Stock                                       Foreign Currency
                                              --------------------  Paid-in Capital  Accumulated      Translation
                                              Shares      Amount     Stock Options     Deficit         Adjustment       Total
----------------------------------------------------------------------------------------------------------------------------------
GrowthExperts Group Inc. Activities:
(formerly known as GrowthExperts.com Inc.)

Balance, December 31, 1998                   900,000    $       6     $         -   $    (1,023)       $       -     $    (1,017)

Sale of common stock for cash
 ($0.00001/Share) - September, 1999          100,000            1               -             -                -               1

Sale of common stock for cash
  ($0.68145/Share) - November, 1999          140,000       95,404               -             -                -          95,404

Sale of common stock for cash
  ($0.81452/Share) - December, 1999           56,024       45,632               -             -                -          45,632

Sale of common stock for cash
  ($0.67877/Share) - December, 1999           10,000        6,788               -             -                -           6,788

Sale of common stock for cash
  ($1.35755/Share) - December, 1999           70,000       95,028               -             -                -          95,028

Stock-based compensation                           -            -          71,095             -                -          71,095

Foreign currency translation                       -            -               -             -            4,414           4,414

Net loss                                           -            -               -      (319,282)               -        (319,282)
-----------------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1999                 1,276,024    $ 242,859     $    71,095   $  (320,305)       $   4,414     $    (1,937)

Sale of common stock for cash
  ($1.38102/Share) - January, 2000            22,500       31,090               -             -                -          31,090

Sale of common stock for cash
  ($2.75659/Share) - February, 2000           25,000       68,914               -             -                -          68,914

Conversion of note payable to common
  stock ($0.82159/Share) - March, 2000        12,500       10,270               -             -                -          10,270

Conversion of note payable to common
  stock ($0.81722/Share) - April, 2000        25,000       20,430               -             -                -          20,430

Sale of common stock for cash
  ($2.72402/Share) - April, 2000              31,000       84,445               -             -                -          84,445

Exercise of stock options for cash
  ($0.00001/Share) - December, 2000           55,869            1               -             -                -                1

Stock-based compensation                           -            -       2,126,005             -                -       2,126,005

Foreign currency translation                       -            -               -             -          (41,868)        (41,868)

Net loss                                           -            -               -    (2,711,583)               -      (2,711,583)
 ----------------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 2000                 1,447,893    $ 458,009     $ 2,197,100   $(3,031,888)       $ (37,454)    $  (414,233)
-----------------------------------------------------------------------------------------------------------------------------------


See accompanying notes to financial statements.

                                                        GROWTHEXPERTS GROUP INC.
                                      (formerly known as GrowthExperts.com Inc.)
                                                         Statement of Cash Flows



Year ended December 31,                                                             2000                  1999
------------------------------------------------------------------------------------------------------------------
Cash Flows From Operating Activities
  Net loss                                                                   $   (2,711,583)           $ (319,282)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
    Depreciation                                                                    191,989                     -
    Bad debt expense                                                                121,452                 5,075
    Stock based compensation expense                                              2,126,005                71,095
    Change in assets and liabilities:
      Accounts receivable                                                          (410,460)              (17,022)
      GST receivable                                                                (37,129)               (7,048)
      Prepaid expenses                                                                 (639)               (8,487)
      Due to (from) related party, net                                              (15,516)                2,328
      Accounts payable                                                              639,547                52,994
      Accrued payroll                                                                99,557                16,833
------------------------------------------------------------------------------------------------------------------
Net Cash Provided by (Used in) Operating Activities                                   3,223              (203,514)
------------------------------------------------------------------------------------------------------------------
Net Cash Used in Investing Activities                                                     -                     -
------------------------------------------------------------------------------------------------------------------
Cash Flows From Financing Activities
  Proceeds from convertible notes payable - related parties                               -                31,179
  (Repayment) proceeds from notes payable                                           (10,393)               10,393
  Repayment of equipment financing                                                 (221,789)                    -
  Change in bank overdrafts                                                           5,826                   (19)
  Proceeds from issuing common stock                                                184,449               242,853
  Proceeds from stock options exercised                                                   1                     -
------------------------------------------------------------------------------------------------------------------
Net Cash (Used in) Provided by Financing Activities                                 (41,906)              284,406
------------------------------------------------------------------------------------------------------------------
Effect of Translation Adjustment on Cash                                            (44,186)                4,414

Net Increase (Decrease) in Cash and Cash Equivalents                                (82,869)               85,306

Cash and Cash Equivalents, beginning of year                                         85,306                     -
------------------------------------------------------------------------------------------------------------------
Cash and Cash Equivalents, end of year                                       $        2,437            $   85,306
------------------------------------------------------------------------------------------------------------------
Cash paid during the year for interest                                       $       47,861            $    2,603

Non-Cash Investing and Financing Activities:
  Purchase of furniture and equipment under equipment financing              $   (1,807,127)           $        -
  Conversion of notes payable to common stock                                $       30,700            $        -
------------------------------------------------------------------------------------------------------------------

                 See accompanying notes to financial statements.

                                                        GROWTHEXPERTS GROUP INC.
                                      (formerly known as GrowthExperts.com Inc.)
                                                   Notes to Financial Statements
================================================================================


NOTE 1:
Description of Business
and Summary of
Significant Accounting
Policies

                    Operations - GrowthExperts Group Inc. ("GrowthExperts" or the "Company") was incorporated in the Province of Alberta, Canada on June 12, 1998, under the name of Welcome Web Inc. On July 17, 1999, the Company changed its name to GrowthExperts.com,Inc. and on March 21, 2001, the name of the Company was changed to GrowthExperts Group Inc.

                    The Company is a provider of outsourced Customer Relationship Management ("CRM") services. The Company offers its clients multi-channel customer interactive solutions that manage the relationship between the Company's clients and their customers. The Company is headquartered in New Westminster, British Columbia, Canada and operates with two customer interaction centers in Canada.

                    Accounting Estimates - The Company's financial statements are prepared in conformity with accounting principles generally accepted in the United States of America which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from the estimates.

                    Cash and Cash Equivalents - The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents consist primarily of deposits at federally insured financial institutions.

                    Furniture and Equipment - Furniture and equipment are stated at cost. Depreciation and amortization are computed utilizing straight-line and accelerated methods over estimated useful lives ranging from 3 to 5 years. Repairs and maintenance are charged to expense as incurred while additions and betterments are capitalized.

                    Long-Lived Assets - In accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," the Company records impairment losses on long-lived assets used in operations whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable based on undiscounted cash flows. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value.

                                                        GROWTHEXPERTS GROUP INC.
                                      (formerly known as GrowthExperts.com Inc.)
                                                   Notes to Financial Statements
================================================================================


NOTE 1:
Description of Business
and Summary of
Significant Accounting
Policies
(continued)

                    Foreign Currency - The financial position and results of operations of the Company's Canadian business are measured using local currency as the functional currency. Assets and liabilities are translated into U.S. dollars at year-end rates of exchange, and revenues and expenses are translated at the average rates of exchange for the year. Gains or losses resulting from the translation of foreign currency financial statements are accumulated as a separate component of stockholders' deficit.

                    Comprehensive Operations - In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income," which is effective for periods beginning after December 15, 1997. This statement requires that all items that are required to be recognized under accounting standards as comprehensive income be reported in a financial statement displayed with the same prominence as other financial statements. The Company has reported foreign currency translation adjustments in comprehensive operations.

                    Fair Value of Financial Instruments - The Company's financial instruments include cash, accounts receivable and notes payable, which due to the nature and duration of the financial instruments, approximates their fair value.

                    Revenue Recognition - The Company recognizes revenues on programs as services are performed, generally based on hours incurred.

                    Stock-Based Compensation - SFAS No. 123, "Accounting for Stock-based Compensation," establishes a fair value method of accounting for stock-based compensation plans and for transactions in which a company acquires goods or services from non-employees in exchange for equity instruments. SFAS 123 also gives the option to account for stock-based employee compensation in accordance with Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," or SFAS 123. The Company elected to follow APB 25 which measures compensation cost for employee stock options as the excess, if any, of the fair market price of the Company's stock at the measurement date over the amount an employee must pay to acquire the Company's stock by exercise of the stock options granted.

                    Major Clients and Concentration of Credit Risk - The Company is dependent on one large client for a significant portion of revenues. The loss of the client could have a materially adverse effect on the Company's business. The revenues derived from this client were $3,022,811 and $26,880, or 98% and 49% of total year revenues for the years ended December 31, 2000, and 1999, which included $286,186 and $6,746 recorded as accounts receivable as of December 31, 2000 and 1999, respectively.

                                                        GROWTHEXPERTS GROUP INC.
                                      (formerly known as GrowthExperts.com Inc.)
                                                   Notes to Financial Statements
================================================================================


NOTE 1:
Description of Business
and Summary of
Significant Accounting
Policies
(continued)

                    Income Taxes - The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, future tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized to income in the period that includes the date of enactment or substantive enactment. To the extent that it is not considered to be more likely than not that a deferred tax asset will be realized, a valuation allowance is provided.

                    Net Loss Per Share -Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during each period. Diluted loss per share reflects the effect of common shares issuable upon exercise of stock options, warrants and contingent shares, based on the treasury method of computing such effects, in periods in which they have a dilutive effect. Because of net losses incurred by the Company in the periods presented in these financial statements, the common shares issuable upon exercise of stock options, warrants and contingent shares are not included in the calculation of loss per share as their effect is anti-dilutive.

                    Recent Accounting Pronouncements - In June 1998, the FASB issued SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." The statement, as amended and liberalized by SFAS 138, establishes accounting and reporting standards requiring that certain derivative instruments (including some types of derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The Statement requires that unless specific hedge accounting criteria are met, special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. SFAS 133, as amended by SFAS 137 defining SFAS 133's effective date, is effective for fiscal years beginning after June 15, 2000, and must be applied to instruments issued, acquired, or substantively modified after December 31, 1997.

                                                        GROWTHEXPERTS GROUP INC.
                                      (formerly known as GrowthExperts.com Inc.)
                                                   Notes to Financial Statements
================================================================================


NOTE 1:
Description of Business
and Summary of
Significant Accounting
Policies
(continued)

                    In March 2000, the FASB issued Interpretation No. 44 ("FIN 44"), "Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB Opinion No. 25." FIN 44 clarifies the application of APB No. 25 for (a) the definition of employee for purposes of applying APB No. 25,
                    (b) the criteria for determining whether a plan qualifies as a non-compensatory plan, (c) the accounting consequences of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 was effective July1, 2000, but certain conclusions cover specific events that occur after either December 15, 1998, or January 12, 2000.

                    The adoption of the above accounting pronouncements did not have a material effect or are not expected to have a material effect on the Company's financial position or results of operations.


NOTE 2:
Going Concern

                    The Company has not generated operating revenues sufficient to cover operating expenses, has an accumulated deficit of $3,031,888, has a working capital deficit of $865,205, and will require additional working capital to complete its business development activities and generate revenues adequate to cover operating and further development expenses. In addition, the Company relies on a single customer to provide 98% of the Company's operating revenue without the benefit of a formal commitment to continue this arrangement. Accordingly, there is substantial doubt about the Company's ability to continue as a going concern and no adjustments have been made to the financial statements for the outcome of these uncertainties.

                    The Company believes it can raise additional working capital through future sales of its common stock or subordinated debt in private placement transactions. This additional working capital is expected to cover operating and overhead expenses until such time as the Company can generate sufficient revenues from operations. However, there can be no assurance that the Company will be successful in its efforts to raise these funds or attain the operating levels necessary to fund its operating and overhead expenses.

                                                        GROWTHEXPERTS GROUP INC.
                                      (formerly known as GrowthExperts.com Inc.)
                                                   Notes to Financial Statements
================================================================================

NOTE 3:
Furniture and
Equipment

                    Furniture and equipment consists of the following:

                    As of December 31,                                      2000               1999
                    -----------------------------------------------------------------------------------
                    Computer & communications equipment               $   1,390,260         $       -
                    Computer software                                       147,367                 -
                    Furniture and fixtures                                  154,840                 -
                    -----------------------------------------------------------------------------------
                    Total                                                 1,692,467                 -
                    Less: accumulated depreciation                         (190,150)                -
                    -----------------------------------------------------------------------------------
                    Furniture and equipment, net                      $   1,502,317         $       -
                    -----------------------------------------------------------------------------------


NOTE 4:
Equipment Financing

                    On December 22, 1999, the Company entered into an equipment financing agreement with a telecommunications company for the purchase of computer software, computer hardware, telephone equipment and office furniture which is used in the delivery of the Company's inbound and outbound CRM services. Under this agreement, the Company could borrow up to $776,273. Advances outstanding under this agreement totaled $554,473 and $0 at December 31, 2000 and 1999.

                    On December 15, 2000, the Company entered into a second equipment financing agreement with the same telecommunications company, under which the Company can borrow up to $1,171,843 to finance equipment and software purchase. Advances outstanding under this agreement totaled $1,030,865 at December 31, 2000.

                    Long-term debt consists of the following:

                    As of December 31,                                      2000               1999
                    -----------------------------------------------------------------------------------
                    Equipment   financing  payable,   interest  at      $   554,473          $       -
                    6.75%,  payable  over  three  years in monthly
                    installments  of $22,179,  due February  2003,
                    collateralized by the financed equipment.

                    Equipment financing payable, interest at              1,030,865                  -
                    6.75%, payable over four years in monthly
                    installments of $33,481, due April 2005,
                    collateralized by the financed equipment.
                    -----------------------------------------------------------------------------------
                                                                          1,585,338                  -

                    Less:  Current portion                                  533,993                  -
                    -----------------------------------------------------------------------------------
                    Long-term debt, net of current portion              $ 1,051,345          $       -
                    -----------------------------------------------------------------------------------

                                                        GROWTHEXPERTS GROUP INC.
                                      (formerly known as GrowthExperts.com Inc.)
                                                   Notes to Financial Statements
================================================================================


NOTE 4:
Equipment Financing
(continued)

                    The aggregate amount of maturities of long-term debt for each of the five years subsequent to December 31, 2000 are as follows:

                    ---------------------------------------------------
                    2001                                  $    533,993
                    2002                                       667,916
                    2003                                       363,429
                    2004
                                                                     -
                    2005                                             -
                    ---------------------------------------------------
                    Total                                 $  1,585,338
                    ---------------------------------------------------

NOTE 5:
Notes Payable

                    On August 13, 1999, the Company issued a promissory note in the amount of $10,393, with interest at a rate of 36% per annum. The note matured and was paid in full in February 2000.

NOTE 6:
Convertible Notes
Payable - Related
Parties

                    On October 23, 1999, the Company issued a convertible note to a related party in the amount of $10,393. The note had a maturity date of August 31, 2000, with interest at a rate of 24% per annum. The note was converted in March 2000 to 12,500 shares of common stock at a conversion price of $0.82159 per share.

                    On November 22, 1999, the Company issued a convertible note to a related party in the amount of $20,786. The note had a maturity date of November 1, 2000, with interest at a rate of 12% per annum. The note was converted in April 2000 to 25,000 shares of common stock at a conversion price of $0.81722 per share.


NOTE 7:
Grant Reimbursements

                    The Company was granted financial incentives from the Canadian provincial governments of British Columbia totaling $39,925 as of December 31, 2000. The incentives offset various start-up, payroll and operating costs associated with operating new customer interaction centers in Canada. During the year ended December 31, 2000, the Company recorded $39,925 as expense reductions related to the grants. As certain grants require the Company to maintain achieved employment levels over a defined period, the Company's failure to maintain these levels could require the Company to repay a portion of the grants for the portion of the employment targets not maintained.


NOTE 8:
Commitments

                    Leases - The Company currently leases three offices in the province of British Columbia, Canada. The leases have expiration dates ranging from July 2003 through March 2006. The Company's future minimum payments under these leases are:

                                                        GROWTHEXPERTS GROUP INC.
                                      (formerly known as GrowthExperts.com Inc.)
                                                   Notes to Financial Statements
================================================================================


NOTE 8:
Commitments
(continued)


                    ---------------------------------------------------------
                    For the year ending December 31,                 Amount
                    ---------------------------------------------------------
                    2001                                        $    286,201
                    2002                                             308,776
                    2003                                             246,219
                    2004                                             152,708
                    2005 and thereafter                              110,140
                    ---------------------------------------------------------
                    Total                                       $  1,104,044
                    ---------------------------------------------------------

                    Rent expense under the agreements totaled $121,243 and $17,950 for the years ended December 31, 2000 and 1999.

                    Employment agreements - The Company had employment agreements with five executive officers that expire at various times through the year ending September 30, 2003, subject to renewal. The agreements provided for aggregate base compensation of $35,500 monthly and contained 30 day termination rights. The agreements also provided for certain other fringe benefits and payments upon termination of the agreements or upon a change in control of the Company. See Subsequent Events note (Note 13) which discusses the replacement of these agreements in June 2001.


NOTE 9:
Related Party
Transactions

                    The Company retained all key employees under informal employment agreements during the years ended December 31, 2000 and 1999. These agreements may be cancelled at any time. The expense of these agreements totaled $167,600 and $27,259 for the years ended December 31, 2000 and 1999.

                    In November 1998, the Company commenced operations under the name Welcome Web and later Interaction Centers and shared office space with a related party, Western Answering Services. The Company continued to share this space through part of 1999 and maintained a business relationship through to December 31, 2000, for purposes of forwarding on inbound queries to the Company.

                    Commencing 1998 through to December 31, 1999, a small volume of transactions were collected and settled upon in the name of the Company through the account of Western Answering Services, including:

                    Year ended December 31,               2000        1999
                    -----------------------------------------------------------
                    Salaries                          $  10,804     $ 17,472
                    Leases                                    -          704
                    Office Expenses                       2,640        5,541
                    Revenue                               4,622        3,575

                    The balance due from related parties was $13,918 and $16,860 at December 31, 2000 and 1999, while the balance due to related parties was and $1,403 and $19,861 at December 31, 2000 and 1999.

                                                        GROWTHEXPERTS GROUP INC.
                                      (formerly known as GrowthExperts.com Inc.)
                                                   Notes to Financial Statements
================================================================================

NOTE 10:
Stock Options

                    The Company implemented a stock option plan ("the Plan") formalized in 1999 for the benefit of its officers, directors, consultants and key employees. Under the terms of the Plan, the Company is authorized to grant options to purchase up to 1,750,000 shares of common stock. The options will vest according to the individual option grant, and expire ten years after the day of grant.

                    Activity with respect to the Plan is as follows:

                                                                                        Weighted Average
                                                                      Number of Shares   Exercise Price
                    ------------------------------------------------------------------------------------
                    Options outstanding at January 1, 1999
                        (Plan Inception)                                        -       $           -
                    Options granted                                        90,840                0.02
                    ------------------------------------------------------------------------------------
                    Options outstanding at December 31, 1999               90,840                0.02
                    Options granted                                       967,638                0.27
                    Options exercised                                     (55,869)            0.00001
                    Options expired                                       (19,131)            0.00001
                    ------------------------------------------------------------------------------------
                    Options outstanding at December 31, 2000              983,478       $        0.29
                    ------------------------------------------------------------------------------------
                    Options exercisable at December 31, 2000              907,645       $        0.29
                    ------------------------------------------------------------------------------------

                    As a result of the Company granting in the money options to its officers, directors and non-employees, the Company recognized for stock-based employee compensation awards was $2,126,005 and $71,095 for the years ended December 31, 2000 and 1999.

                    The following table summarizes information about stock options outstanding and exercisable under the Plan at December 31, 2000:

                    Options Outstanding:

                                                     |----------Options Outstanding--------|   |--Options Exercisable--|
                                                        Number                                     Number
                                                     Outstanding      Weighted      Weighted    Exercisable    Weighted
                                                        as of         Average       Average        as of       Average
                                      Range of       December 31,   Contractual     Exercise      December    Exercise
                                   Exercise Price        2000           Life         Price        31, 2000      Price
                                  --------------------------------------------------------------------------------------
                                   $0.00001 -0.03       603,478         11.1         $ 0.02         603,478     $ 0.02
                                       $ 0.67           380,000          9.4         $ 0.67         304,167       0.67
                                  --------------------------------------------------------------------------------------
                                  $ 0.00001 -0.67       983,478         10.5         $ 0.36         907,645     $ 0.36
                                  --------------------------------------------------------------------------------------

                                                        GROWTHEXPERTS GROUP INC.
                                      (formerly known as GrowthExperts.com Inc.)
                                                   Notes to Financial Statements
================================================================================

NOTE 10:
Stock Options
(continued)

                    The fair value of each stock option is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

                    Year ended December 31,                    2000        1999
                    ------------------------------------------------------------
                    Dividend yield                                 0%        0%
                    Risk-free interest rate                     5.85%     5.22%
                    Expected volatility                            0%        0%
                    Expected life (years)                        9.4       10.3
                    Weighted average fair value of stock
                    options granted                             $3.74     $1.16
                    ------------------------------------------------------------

                    Under the accounting provisions of SFAS 123 for options granted to employees and directors, the Company's net loss and loss per share since inception of the Plan would have been adjusted to the pro forma amounts as indicated below.

                    Year ended December 31,                       2000                1999
                    ------------------------------------------------------------------------------
                    Net loss
                      As reported                            $ (2,711,583)       $   (319,282)
                      Pro forma                              $ (2,837,862)       $   (319,402)
                    ------------------------------------------------------------------------------
                    Loss per share - basic and  diluted
                      As reported                                   (1.97)               (.34)
                      Pro forma                                     (2.07)               (.34)
                    ------------------------------------------------------------------------------



NOTE 11:
Income Taxes

                    Significant components of the provision for income taxes are as follows:

                    Year ended December 31,                  2000        1999
                    ----------------------------------------------------------
                    Current
                      Federal                          $        -    $       -
                      Provincial                                -            -
                    ----------------------------------------------------------
                    Total current                               -            -

                    Deferred
                      Federal                          $ (160,052)   $ (66,686)
                      Provincial                          (97,174)      (40,488)
                      Change in valuation allowance       257,226       107,174
                    ----------------------------------------------------------
                    Total deferred                              -             -
                    ----------------------------------------------------------
                    Provision for income taxes         $        -    $        -
                    ----------------------------------------------------------

                                                        GROWTHEXPERTS GROUP INC.
                                      (formerly known as GrowthExperts.com Inc.)
                                                   Notes to Financial Statements
================================================================================


NOTE 11:
Income Taxes
(continued)

                    Deferred income taxes reflect the net tax effect of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and the amount used for Canadian income tax purposes.

                    Significant components of the Company's deferred tax assets and liabilities are as follows:

                    As of December 31,                                    2000             1999
                    --------------------------------------------------------------------------------
                    Deferred tax assets
                       Net operating losses carried forward       $    279,292      $    107,634
                       Furniture and equipment                    $     85,568      $          -
                    --------------------------------------------------------------------------------
                    Net deferred tax assets                            364,860           107,634

                    Valuation allowance on net deferred tax
                     assets                                           (364,860)         (107,634)
                    --------------------------------------------------------------------------------
                    Provision for income taxes                    $          -      $          -
                    --------------------------------------------------------------------------------

                    The 100% valuation allowance has been recorded against deferred tax assets as management has yet to establish that recovery of these assets are more likely than not.

                    At December 31, 2000, the Company has net operating loss carry forwards for Canadian tax purposes of approximately $620,000 that expire as follows:

                   -------------------------------------------------------------
                   2005                                      $     1,000
                   2006                                          240,000
                   2007                                          379,000
                   -------------------------------------------------------------
                                                             $   620,000
                   -------------------------------------------------------------

                    Upon a change in control of the Company's current ownership, future use of the Company's net operating loss carry forwards for income tax purposes may be limited or unavailable to the new controlling group.

                                                        GROWTHEXPERTS GROUP INC.
                                      (formerly known as GrowthExperts.com Inc.)
                                                   Notes to Financial Statements
================================================================================


NOTE 11:
Income Taxes
(continued)
(continued)

                    The reconciliation of income tax computed at the US federal statutory tax rates to income tax provision is:

                    Year ended December 31,                    2000                             1999
                    --------------------------------------------------------------------------------------
                                                      Amount            %           Amount            %
                                                    -----------     ----------   -----------     ----------
                    Tax at US statutory rates       $(947,882)        (35.0%)    $ (111,746)        (35.0%)

                    Effect of Canadian
                    Federal statutory rates           189,576           7.0%         22,349           7.0%


                    Provincial income taxes          (460,400)        (17.0%)       (54,276)        (17.0%)

                    Non-deductible stock
                    compensation and other
                    permanent differences             961,479          35.5%         36,499          11.4%

                    Increase in valuation
                    allowance                         257,227           9.5%        107,174          33.6%
                    --------------------------------------------------------------------------------------
                                                    $       -             -%    $                       -%
                    --------------------------------------------------------------------------------------


NOTE 12:
Subsequent Events

                    In February 2001, 429,375 outstanding options were exercised by executives and employees at an aggregate price of $84. A further 20,000 and 456,896 outstanding options were exercised by executives and employees in March and May 2001 at an aggregate price of $133 and $6,509, respectively.

                    Pursuant to a letter of intent entered into by the Company in April 2001 with ASPi Europe, Inc. ("ASPi"), the Company has closed as of July 9, 2001 a transaction that requires ASPi to issue approximately 9,750,000 shares of its common stock in consideration for all of the issued and outstanding shares of capital stock of the Company. As part of this transaction, ASPi raised $425,500 in gross proceeds at the time of closing with a commitment to raise an additional $750,000 within 90 days of closing or be subject to certain penalties, which includes the obligation to issue an additional 750,000 shares of ASPi's common stock to the Company's shareholders. As a result of this transaction with ASPi, the Company's shareholders now control approximately 51% of ASPi.

                    On June 30, 2001, the Company and key executives of the Company, entered into amended and restated employment agreements, subject to the acquisition by ASPi proceeding, replacing the previous employment agreements. The agreements run from month to month and may be terminated upon 30 days notice. The aggregate obligation under these agreements is $41,000 per month.

                    On June 30, 2001, the Company entered into amended and restated option agreements with executives and employees, subject to the acquisition by ASPi proceeding, replacing the previous option agreements. The amended option agreements call for a 4.1275 reverse split in the number of options outstanding.